Exhibit 10.2

Voting Trust/Proxy Agreement

(Appointment by Shareholder)

January 17, 2011

Voting Trust/Proxy Agreement
(Appointment by Shareholder)

THIS AGREEMENT made as of January 17, 2011

B ETW EEN:

So Act Network, Inc. a corporation incorporated under the laws of the State of Delaware, with its principal place of business at 10685-B Hazelhurst Drive, Houston, TX 77043

(the "Corporation")

- and -

John Blaisure, of 124 Basil Street, Encinitas, CA 92024

(the "Shareholder")

- and -

Greg Halpern, of 10685-B Hazelhurst Drive, Houston, TX 77043

(the "Voting Trustee")

WHEREAS:

(A)	The Corporation was incorporated under the laws of the State of Delaware on June 14, 2005 with an authorized capital of 1000 Shares (the "Authorized Shares");

(B)
The Shareholder owns 23,000,000 of the Corporation’s Shares representing more than 10% of the issued and outstanding shares in the capital of the Corporation (the “Issued Shares”); having received twenty million from Trustee and three million from the Corporation, and

(C)	The Shareholder has agreed that the Voting Trustee shall control the right to vote by irrevocable proxy attaching to the Issued Shares;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the respective covenants and agreements of the parties herein contained, it is agreed by and between the parties as follows:

1.	Delivery of Share Certificates. The parties hereby authorize and direct the Corporation to deliver to the Shareholder the share certificate or certificates representing the Issued Shares.

2.
Holding of Issued Shares. The Voting Trustee agrees that the certificates representing all of the Issued Shares shall be held in accordance with the terms of this Agreement by the Shareholder and he or she shall deliver to the Voting Trustee, from time to time, upon request, an acknowledgement of the number of Issued Shares represented by certificates held by the Shareholder hereunder.

3.
Right to Vote . The Shareholder agrees that the Voting Trustee shall, in respect of all Issued Shares represented by certificates deposited with Shareholder hereunder, exclusively possess and be entitled to exercise in person or by proxy the right to vote as Trustee sees fit pertaining to such Issued Shares including, without limitation, the right to take part in and consent to any corporate or shareholders' action of the Corporation.

4.
Acknowledgement. It is understood and agreed that the Voting Trustee shall exercise all rights as Voting Trustee by this proxy in accordance with the requests of the Shareholder from time to time, and failing any such requests, shall abstain from voting and shall appoint a nominee of the Shareholder as his proxy to vote such shares at any time as required by the Shareholder.

5.
Notices. Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given and delivered to the party to whom it is given or mailed, by prepaid registered mail, addressed to such party:

if to the Corporation:	10685-B Hazelhurst Drive, Houston, TX 77043
Attention: Greg Halpern
if to the Shareholder:	John Blaisure 124 Basil Street, Encinitas, CA 92024
if to the Voting Trustee:	Greg Halpern 10685-B Hazelhurst Drive, Houston,
TX 77043

or at such other address as the parties to whom such writing is to be given shall have last notified in writing all other parties of a change of address for the purposes of this provision. Any notice mailed as aforesaid shall be deemed to have been given and received on the third business day following the date of its mailing. Any notice personally delivered to the party hereto to whom it is addressed shall be deemed to have been given and received on the day it is personally delivered, provided that if such day falls on a weekend or statutory holiday, then the notice shall be deemed to have been given and received on the business day next following such day. In the event of a postal disruption, notices hereunder must be personally delivered.

6.	Time of the Essence. Time shall be of the essence of this Agreement and every part thereof.

7.
Waiver. No waiver on behalf of any party or breach of any of the covenants, conditions and provisions herein contained shall be effective or binding upon such party unless the same shall be expressed in writing and any waiver so expressed shall not limit or affect such party's rights with respect to any other future breach.

8.
Further Assurances. Each of the parties covenants and agrees that he, his heirs, executors, administrators, successors and assigns will sign such further agreements, assurances, waivers and documents, attend such meetings, enact such by-laws or pass such resolutions and exercise such votes and influence, do and perform or cause to be done and performed such further and other acts and things that may be necessary or desirable from time to time in order to give full effect to this Agreement and every part thereof.

9.	Headings. The headings of the sections of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

10.	Successors and Assigns. This Agreement shall be binding upon and enure to the benefit of the parties and their respective heirs, executors, administrators, successors and assigns.

11.
Invalidity. If any covenant or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall, nonetheless remain in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

12.
Entire Agreement . This Agreement expresses the final Agreement between the parties with respect to all matters herein and no representations, inducements, promises or agreements or otherwise between the parties not embodied herein shall be of any force and effect. This Agreement shall not be altered, amended or qualified except by a memorandum in writing, signed by all of the parties, and any alteration, amendment or qualification thereof shall be null and void and shall not be binding upon any such party unless and recorded as aforesaid.

13.
Governing Law. This Agreement shall be construed and enforces in accordance with, and the rights of the parties shall be governed by, the laws of the State of Defendant in any action.  Each of the parties hereby irrevocably agrees to the jurisdiction of the courts of the State of Defendant in any action.

       IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

SO ACT NETWORK, INC.

/s/ Greg Halpern
Name: Greg Halpern
Title: Chairman

/s/ Steve Halpern	/s/ John Blaisure
Witness	JOHN BLAISURE - SHAREHOLDER

/s/ Steve Halpern	/s/ Greg Halpern
Witness	GREG HALPERN – VOTING TRUSTEE